UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 26, 2021

Kiwa Bio-Tech Products Group Corporation

(Exact Name of Registrant as Specified in Charter)

Nevada	000-33167	77-0632186
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3200 Guasti Road, Suite 100 Ontario, CA	91761
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (626) 715-5855

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock par value $0.001	KWBT	PINK

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

TABLE OF CONTENTS

Item 5.02 Other Events	2

SIGNATURES	3

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 26, 2021, Ms. Yvonne Wang was removed as a Chairwoman and director of the Company by the consent of the holders of a majority of the votes entitled to be cast on the matter and the approval of the majority of the directors of the Company. Immediately thereafter, the Board appointed Mr. Wade Li as a Chairman and director of the Company to be effective immediately. There was not any matter of dispute between the Company and Ms. Wang. The following is the biography of Mr. Li:

Wade Li (60)

Mr. Wade Li was one of the founders of Kiwa Bio-Tech Products Group Corporation in 1999. Previously, he was employed by the People’s Insurance Company of China. In 1989, he established Xinhua International Market Development Co., Ltd. and served as its President, investing in a variety of growth industries companies of high-tech, pharmaceutical, medical, real estate and related enterprises. He has extensive experience in corporate operation. Over the past two decades, Mr. Li has focused on China’s ecological agriculture industry, and accumulated significant experience in the field. He has also gained high recognition in the market and related government departments in microbial fertilizer, as well as the planning and promotion of green safe agricultural products.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

None

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 26, 2021

Kiwa Bio-Tech Products Group Corporation

/s/ Wade Li
By:	Wade Li
Title:	Chief Executive Officer

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